Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Metha Energy Solutions Inc. (the “Company”) on Form 10-K for the year ending Dcember 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jesper Toft, Chief Financial Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K for the year ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Metha Energy Solutions Inc.

Metha Energy Solutions Inc.

Date: April 15, 2011	By:	/s/ Jesper Toft
Jesper Toft
Chief Financial Officer,